EXHIBIT 21.1

                       SAFEGUARD HEALTH ENTERPRISES, INC.

                           SUBSIDIARIES OF THE COMPANY




The subsidiaries of SafeGuard Health Enterprises, Inc., a Delaware corporation, are as follows:

1.     SafeGuard  Health  Plans,  Inc.,  an  Arizona  corporation
2.     SafeGuard  Health  Plans,  Inc.,  a  California  corporation
3.     SafeGuard  Health  Plans,  Inc.,  a  Colorado  corporation
4.     SafeGuard  Health  Plans,  Inc.,  a  Florida  corporation
5.     SafeGuard  Health  Plans,  Inc.  an  Illinois  Corporation
6.     SafeGuard  Health  Plans,  Inc.,  a  Nevada  corporation
7.     SafeGuard  Health  Plans,  Inc.,  an  Ohio  corporation
8.     SafeGuard  Health  Plans,  Inc.,  an  Oklahoma  corporation
9.     SafeGuard  Health  Plans,  Inc.,  a  Texas  corporation
10.    SafeGuard  Health  Plans,  Inc.,  a  Utah  corporation
11.    Guards  Dental,  Inc.,  a  California  corporation
       (A wholly owned subsidiary of Safeguard Health Plans, Inc., a California corporation)
12.    SafeHealth  Life  Insurance  Company,  a  California  corporation
13.    SafeGuard  Dental  Services,  Inc.  a  Delaware  Corporation